Exhibit 99.1

Ameresco Reports First Quarter 2025 Financial Results

Total Revenue and Adj. EBITDA Growth of 18% and 32%, Respectively
Total Project Backlog and Contracted Backlog up 22% and 78% Y/Y, Respectively
Total Revenue Visibility of Nearly $10 billion
Reiterates 2025 Revenue and Adjusted EBITDA Guidance

First Quarter 2025 Financial Highlights:
•Revenues of $352.8 million
•Net loss attributable to common shareholders of $5.5 million
•GAAP EPS of ($0.10)
•Non-GAAP EPS of ($0.11)
•Adjusted EBITDA of $40.6 million

FRAMINGHAM, MA – May 5, 2025 – Ameresco, Inc. (NYSE:AMRC), a leading energy solutions provider dedicated to helping customers navigate the energy transition, today announced financial results for the fiscal quarter ended March 31, 2025. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “The first quarter represented an excellent start to the year with both our Projects and Energy Asset businesses delivering strong double-digit growth. We also increased future revenue visibility through robust contract conversion and asset deployments. During the quarter, we added over $367 million to awarded backlog while converting $334 million of awards into contracts. At quarter end our contracted backlog stood at $2.6 billion, almost 80% ahead of the previous year, driving our total project backlog to $4.9 billion up 22% compared to last year. Revenue visibility across our businesses now stands at almost $10 billion, adding to our long-term resilience.

“The Ameresco team continues to effectively and efficiently operate during these dynamic times. We are pleased to report that we have not encountered any additional cancellations or delays in our Federal contracts and those that we highlighted the previous quarter as being delayed or cancelled have now been “unpaused” or modified and are progressing. Importantly, we are now seeing a significant number of recently issued Federal RFPs, focused on our core competencies of resiliency and increasing power supply.

“Like every company in our industry we have also been dealing with rapidly changing tariff dynamics. While there will be some impact on costs, timing of deliveries and potentially lengthening implementation schedules, we believe that we have limited near-term exposure. We note that much of the equipment for ongoing Projects and Energy Assets has already been purchased and is in the country or already on our sites, shielding us from tariff and price increases. Beyond 2025, we will try to mitigate the effect of price increases during contract negotiations and repricing where possible. The Ameresco team has significant experience operating in such dynamic environments having successfully navigated Covid era inflation along with tariff impacts during previous administrations.

”Our increasing clarity and mitigation effort around Federal and tariff related dynamics, as well as the excellent visibility provided by our contracted project backlog and recurring revenue streams give us excellent visibility to delivering on our guidance for the year.”
First Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q1 2025			Q1 2024
	Revenue	Net Income (Loss) (1)	Adj. EBITDA	Revenue	Net (Loss) Income (1)	Adj. EBITDA
Projects	$251.5	$0.4	$8.7	$204.3	($6.0)	$3.2
Energy Assets	$56.7	($5.9)	$30.1	$43.2	$(0.5)	$21.2
O&M	$24.8	$0.7	$1.7	$25.3	$3.7	$4.8
Other	$19.8	($0.7)	$0.1	$25.6	$(0.1)	$1.6
Total (2)	$352.8	($5.5)	$40.6	$298.4	$(2.9)	$30.8

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue increased 18% to $352.8 million, with strong growth in Projects and Energy Assets revenue partially offset by a decline in Other revenue due to the divestiture of AEG at the end of 2024. Projects revenue grew 23% to $251.5 million, driven by our continued focus on project execution and the conversion of our awarded backlog to contracts. The Company continues to benefit from the increased number of operating Energy Assets placed in service, fueling a 31% increase in energy asset revenue to $56.7 million. The year-end sale of AEG led to the decline in Other revenue to $19.8 million. Gross margin of 14.7% was in line with expectations, slightly impacted by a heavier mix of lower margin EPC revenue related to our European JV. Net loss attributable to common shareholders was $5.5 million. Adjusted EBITDA of $40.6 million, increased 32%.

Project and Asset Highlights

($ in millions)	At March 31, 2025
Awarded Project Backlog (1)	$2,308
Contracted Project Backlog	$2,596
Total Project Backlog	$4,904
12-month Contracted Backlog (2)	$1,118

O&M Revenue Backlog	$1,372
12-month O&M Backlog	$100
Energy Asset Visibility (3)	$3,334
Total Revenue Visibility	$9,610
Operating Energy Assets	742 MWe
Ameresco's Net Assets in Development (4)	618 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(4) Net MWe capacity includes only our share of any jointly owned assets

•Ameresco brought 11 MWe of Energy Assets into operation

Balance Sheet and Cash Flow Metrics

($ in millions)	March 31, 2025
Total Corporate Debt (1)	$270.0
Corporate Debt Leverage Ratio (2)	3.2X

Total Energy Asset Debt (3)	$1,446.8
Energy Asset Book Value (4)	$1,955.3
Energy Debt Advance Rate (5)	74%

Q1 Cash Flows from Operating Activities	$(28.3)
Plus: Q1 Proceeds from Federal ESPC Projects	$29.7
Equals: Q1 Adjusted Cash from Operations	$1.4

8-quarter rolling average Cash Flows from Operating Activities	($4.9)
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$38.3
Equals: 8-quarter rolling average Adjusted Cash from Operations	$33.4

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Book Value of our Energy Assets in operations and in-construction and development
(5) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the quarter with $71.6 million in unrestricted cash with total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit declining to $270.0 million. During the quarter the Company extended and increased our revolving credit facility and term loan with Bank of America, providing further financial flexibility and increased capacity to help fund our growth and successfully executed approximately $334.0 million in project financing commitments to help fund our Energy Asset business. Our Energy Asset Debt was $1.4 billion with an Energy Debt Advance rate of 74% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $1.4 million. Our 8-quarter rolling average Adjusted Cash from Operations was $33.4 million.

Summary and Outlook

Given our strong start to the year and excellent visibility we are reiterating our 2025 revenue and adjusted EBITDA guidance of $1.9 billion and $235 million at the midpoints of our ranges, respectively. Our team’s outstanding execution drove faster implementation during the first quarter of approximately $30 million of project revenue. To assist with shaping for the remainder of the year, we are maintaining our expectation for the cadence of revenue in the second half of 2025 to represent approximately 60% of our total revenue. Accounting for our strong Q1 results, we anticipate Q2 revenue will be in the range of approximately $400 - $425 million.
Our 2025 guidance does not include the potential impact of a change in accounting principle related to sale-leaseback arrangements that is currently being assessed.

FY 2025 Guidance Ranges
Revenue	$1.85 billion	$1.95 billion
Gross Margin	15.5%	16.0%
Adjusted EBITDA	$225 million	$245 million
Depreciation & Amortization	$103 million	$105 million
Interest Expense & Other	$85 million	$90 million
Effective Tax Rate	(50)%	(35)%
Income Attributable to Non-Controlling Interest	$(5) million	$(8) million
Non-GAAP EPS	$0.70	$0.90

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss first quarter 2025 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 5277775, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments, as well as statements about our financing plans, the impact the IRA, the impact of policies and regulatory changes implemented by the new U.S. administration, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; the impact from a possible change in accounting principle; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,593	$108,516
Restricted cash	74,634	69,706
Accounts receivable, net	226,656	256,961
Accounts receivable retainage, net	45,276	39,843
Unbilled revenue	559,049	644,105
Inventory, net	12,348	11,556
Prepaid expenses and other current assets	242,293	145,906
Income tax receivable	2,092	1,685
Project development costs, net	23,127	22,856
Total current assets	1,257,068	1,301,134
Federal ESPC receivable	615,343	609,128
Property and equipment, net	11,035	11,040
Energy assets, net	1,955,280	1,915,311
Deferred income tax assets, net	67,228	56,523
Goodwill, net	68,337	66,305
Intangible assets, net	9,169	8,814
Right-of-use assets, net	78,380	80,149
Restricted cash, non-current portion	20,546	20,156
Other assets	87,555	89,948
Total assets	$4,169,941	$4,158,508

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$149,298	$149,363
Accounts payable	435,634	529,338
Accrued expenses and other current liabilities	112,447	107,293
Current portions of operating lease liabilities	9,592	10,536
Deferred revenue	91,219	91,734
Income taxes payable	115	744
Total current liabilities	798,305	889,008
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,567,473	1,483,900
Federal ESPC liabilities	567,602	555,396
Deferred income tax liabilities, net	2,120	2,223
Deferred grant income	5,664	6,436
Long-term operating lease liabilities, net of current portion	57,752	59,479
Other liabilities	122,981	114,454

	March 31,	December 31,
	2025	2024
Redeemable non-controlling interests, net	$1,966	$2,463
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,705,416 shares issued and 34,603,581 shares outstanding at March 31, 2025, 36,603,048 shares issued and 34,501,213 shares outstanding at December 31, 2024	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2025 and December 31, 2024	2	2
Additional paid-in capital	381,595	378,321
Retained earnings	647,051	652,561
Accumulated other comprehensive loss, net	(4,935)	(5,874)
Treasury stock, at cost, 2,101,835 shares at March 31, 2025 and December 31, 2024	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,011,928	1,013,225
Non-controlling interests	34,150	31,924
Total stockholders’ equity	1,046,078	1,045,149
Total liabilities, redeemable non-controlling interests and stockholders' equity	$4,169,941	$4,158,508

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues	$352,829	$298,406
Cost of revenues	300,910	251,413
Gross profit	51,919	46,993
Earnings from unconsolidated entities	261	555
Selling, general and administrative expenses	38,488	39,555
Operating income	13,692	7,993
Other expenses, net	18,110	14,171
Loss before income taxes	(4,418)	(6,178)
Income tax expense	1,188	—
Net loss	(5,606)	(6,178)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	123	3,241
Net loss attributable to common shareholders	$(5,483)	$(2,937)
Net loss per share attributable to common shareholders:
Basic	$(0.10)	$(0.06)
Diluted	$(0.10)	$(0.06)
Weighted average common shares outstanding:
Basic	52,544	52,289
Diluted	52,544	52,289

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(5,606)	$(6,178)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation of energy assets, net	22,842	17,124
Depreciation of property and equipment	573	1,175
Increase in contingent consideration	71	—
Accretion of ARO liabilities	108	66
Amortization of debt discount and debt issuance costs	1,451	982
Amortization of intangible assets	525	539
Provision for credit losses	9	1
Gain on disposal of assets	(1,370)	—
Non-cash project revenue related to in-kind leases	(2,274)	(775)
Earnings from unconsolidated entities	(261)	(555)
Net loss (gain) from derivatives	1,335	(2,359)
Stock-based compensation expense	2,844	3,026
Deferred income taxes, net	1,188	687
Unrealized foreign exchange (gain) loss	(1,209)	806
Changes in operating assets and liabilities:
Accounts receivable	35,657	5,899
Accounts receivable retainage	(2,866)	1,580
Federal ESPC receivable	(17,933)	(26,395)
Inventory, net	(792)	561
Unbilled revenue	41,922	(7,842)
Prepaid expenses and other current assets	(17,700)	104
Income taxes receivable, net	(1,043)	180
Project development costs	858	(1,728)
Other assets	(1,629)	(1,413)
Accounts payable, accrued expenses and other current liabilities	(87,992)	23,849
Deferred revenue	574	9,160
Other liabilities	2,414	2,323
Cash flows from operating activities	(28,304)	20,817
Cash flows from investing activities:
Purchases of property and equipment	(422)	(962)
Capital investments in energy assets	(107,866)	(105,633)
Capital investments in major maintenance of energy assets	(5,952)	(5,355)
Net proceeds from equity method investments	—	12,956
Contributions to equity method investments	(158)	(4,776)
Acquisitions, net of cash received	(3,972)	—
Cash flows from investing activities	(118,370)	(103,770)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(14,250)	(32,500)
Proceeds from long-term corporate debt financings	100,000	—
(Payments on) proceeds from senior secured revolving credit facility, net	(57,000)	20,100
Proceeds from long-term energy asset debt financings	112,588	89,321
Payments on long-term energy asset debt and financing leases	(59,186)	(22,696)
Payment on seller's promissory note	—	(29,441)
Payments of debt discount and debt issuance costs	(3,224)	(590)
Proceeds from Federal ESPC projects	29,731	19,581
Net proceeds from energy asset receivable financing arrangements	3,599	4,748
Proceeds from exercises of options and ESPP	430	183
Contributions from non-controlling interests	2,863	28,864
Distributions to non-controlling interest	(1,004)	(63)
Distributions to redeemable non-controlling interests, net	—	(133)
Cash flows from financing activities	114,547	77,374

	Three Months Ended March 31,
	2025	2024

Effect of exchange rate changes on cash	522	(126)
Net decrease in cash, cash equivalents, and restricted cash	(31,605)	(5,705)
Cash, cash equivalents, and restricted cash, beginning of period	198,378	153,676
Cash, cash equivalents, and restricted cash, end of period	$166,773	$147,971

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended March 31, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$393	$(5,884)	$733	$(725)	$(5,483)
Impact from redeemable non-controlling interests	—	(525)	—	—	(525)
Plus: Income tax provision	847	191	84	66	1,188
Plus: Other expenses, net	4,153	13,131	358	468	18,110
Plus: Depreciation and amortization	964	22,542	279	155	23,940
Plus: Stock-based compensation	2,027	457	200	160	2,844
Plus: Contingent consideration, restructuring and other charges	352	194	8	6	560
Adjusted EBITDA	$8,736	$30,106	$1,662	$130	$40,634
Adjusted EBITDA margin	3.5%	53.1%	6.7%	0.7%	11.5%

	Three Months Ended March 31, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(5,965)	$(496)	$3,659	$(135)	$(2,937)
Impact from redeemable non-controlling interests	—	(2,855)	—	—	(2,855)
Plus: Other expenses, net	5,656	7,246	545	724	14,171
Plus: Depreciation and amortization	995	16,847	322	674	18,838
Plus: Stock-based compensation	2,072	438	257	259	3,026
Plus: Contingent consideration, restructuring and other charges	481	16	5	86	588
Adjusted EBITDA	$3,239	$21,196	$4,788	$1,608	$30,831
Adjusted EBITDA margin	1.6%	49.1%	18.9%	6.3%	10.3%

	Three Months Ended March 31,
	2025	2024
Non-GAAP net income and EPS:
Net loss attributable to common shareholders	$(5,483)	$(2,937)
Adjustment for accretion of tax equity financing fees	(27)	(27)
Impact from redeemable non-controlling interests	(525)	(2,855)
Plus: Contingent consideration, restructuring and other charges	560	588
Less: Income tax effect of Non-GAAP adjustments	(146)	(153)
Non-GAAP net loss	$(5,621)	$(5,384)

Diluted net income per common share	$(0.10)	$(0.06)
Effect of adjustments to net loss	(0.01)	(0.04)
Non-GAAP EPS	$(0.11)	$(0.10)

Adjusted cash from operations:
Cash flows from operating activities	$(28,304)	$20,817
Plus: proceeds from Federal ESPC projects	29,731	19,581
Adjusted cash from operations	$1,427	$40,398

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended March 31,
	2025	2024
New contracts and awards:
New contracts	$333,734	$334,533
New awards (1)	$367,288	$339,798
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2025
	Low	High
Operating income (1)	$113 million	$132 million
Depreciation and amortization	$103 million	$105 million
Stock-based compensation	$14 million	$16 million
Restructuring and other charges	$(5) million	$(8) million
Adjusted EBITDA	$225 million	$245 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.